Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sigma Lithium Corporation (formerly Sigma Lithium Resources Corporation)

We, KPMG LLP, consent to the use of our report dated May 3, 2021, on the consolidated financial statements of Sigma Lithium Corporation (formerly Sigma Lithium Resources Corporation), which comprise the consolidated statements of financial position as at December 31, 2020 and December 31, 2019, the consolidated statements of comprehensive loss, changes in shareholders’ equity and cash flows for each of the years then ended, and the notes to the consolidated financial statements, including a summary of significant accounting policies, which is incorporated by reference herein and to the reference to our firm under the heading “Interests of Experts” in the prospectus, in this Registration Statement on Form F-10/A (No. 333-260787) dated December 2, 2021 of Sigma Lithium Corporation.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
December 2, 2021
Toronto, Canada